UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/18/2005

Argonaut Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-14950

Delaware	95-4057601
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10101 Reunion Place, Suite 500
San Antonio, TX 78216
(Address of Principal Executive Offices, Including Zip Code)

(210) 321-8400
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) In a press release issued on March 18, 2005, Argonaut Group, Inc. (the "Company") announced that Dr. George A. Roberts, age 86, had notified the Company that he will retire and will not stand for reelection to the Argonaut Group, Inc. Board of Directors at the Company's annual meeting of stockholders on May 10, 2005. Dr. Roberts informed the Company that his retirement was not caused by any disagreement regarding any matter relating to the Company's operations, policies or practices. The Company also announced that the Nominating Committee of its Board of Directors has nominated H. Berry Cash, 66, to stand for election to the Board of Directors at its upcoming annual meeting of stockholders. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Argonaut Group, Inc.

Date: March 21, 2005.	By:	/s/ Byron L. LeFlore, Jr.
Byron L. LeFlore, Jr.
Senior Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of the Company, dated March 18, 2005